Exhibit 10.24

Ritchie Bros. Auctioneers (Canada) Ltd. 9500 Glenlyon Parkway, Burnaby, BC Canada V5J 0C6

778.331.5500 Fax 778.331.5501
rbauclion.com

To:	Rob McLeod
From:	Ravi Saligram
CC:	Personnel file
Date:	July 7, 2015
Re:	Transfer

Dear Rob,

This will confirm the details of your transfer to the following position.

•	Effective Date:	July 6, 2015

•	Position:	Chief Business Development Officer

•	Manager:	Ravi Saligram, Chief Executive Officer

•	Direct Reports:	Vic Pospiech, Senior Vice President, Sales Performance
Dino Mollo, Project Lead, Corporate Development

All other terms and conditions of your employment will remain the same.

We would like to take this opportunity to thank you for your contribution and look forward to another successful year. If you have any questions, please contact Caroline Mitchell, Human Resources Business Partner or myself.

Yours truly,

Ritchie Bros. Auctioneers (Canada) Ltd.

/s/ Ravi Saligram	/s/ Rob McLeod
Ravi Saligram	Rob McLeod
Chief Executive Officer	Chief Business Development Officer

July 7, 2015	July 9, 2015
Date	Date